UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

THE BLACKSTONE GROUP L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 13, 2007, The Blackstone Group L.P. issued a press release announcing financial results for its second quarter ended June 30, 2007.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Non-GAAP Financial Information

In the attached press release, the Blackstone discloses the following non-GAAP financial measures:

• Economic Net Income, or “ENI,” which represents income before provision (benefit) for tax, excluding the impact of non-cash charges relating to the vesting of equity based compensation as well as amortization of intangible assets. Economic Net Income does not reflect the impact of non-controlling interests in consolidated entities.

• Pro Forma Economic Net Income After Taxes, which gives pro forma effect to Blackstone’s pre-initial public offering reorganization and initial public offering as if these had occurred on January 1, 2006 and represents Economic Net Income adjusted to eliminate the revenues and expenses of the businesses that were not contributed as part of the reorganization, reflect expenses related to employee compensation and profit sharing arrangements that were not effective prior to the reorganization, eliminate interest expense and reflect the provisions for income taxes.

• Adjusted Cash Flow from Operations, which represents net cash flows provided by (used in) operating activities adjusted for cash flows relating to changes in operating assets and liabilities, Blackstone funds-related investment activity, net realized gains on investments, non-controlling interests in income of consolidated entities and other non-cash adjustments.

• Pro Forma Adjusted Cash Flow from Operations, which gives pro forma effect to Blackstone’s pre-initial public offering reorganization and initial public offering as if these had occurred on January 1, 2006 and represents Adjusted Cash Flow from Operations adjusted to eliminate the cash flows of entities that were not contributed as part of the reorganization, reflect the cash portion of expenses related to employee compensation that were not effective prior to the reorganization, eliminated interest expense and reflect the provisions for income taxes.

Economic Net Income is a key performance measure used by management. Management considers Economic Net Income an important measure of value creation and benchmarks its performance against Economic Net Income. Blackstone believes that Economic Net Income and Pro Forma Economic Net Income after taxes, when presented in conjunction with comparable GAAP measures, are useful for investors as appropriate measures for evaluating its operating performance.

Blackstone has managed its historical liquidity and capital requirements by focusing on its cash flows before consolidation of the Blackstone funds and the effect of normal changes in assets and liabilities which it anticipates will be settled for cash within one year. Normal movements in Blackstone’s short-term assets and liabilities do not affect its distribution decisions given its current and historically available borrowing capability. Blackstone uses adjusted cash flow from operations as a supplemental measure of liquidity to assess liquidity and amounts available for distributions to Blackstone unit holders, including Blackstone personnel.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the attached press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, measures of financial performance presented in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release of The Blackstone Group L.P., dated August 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Blackstone Group L.P.

	By:	Blackstone Group Management L.L.C., its general partner

Date: August 13, 2007	By:	/s/ Robert L. Friedman

	Name:	Robert L. Friedman
	Title:	Chief Legal Officer